Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Energy West, Incorporated:
We consent to the incorporation by reference in Registration Statement No. 333-123341 on Form S-8 of our report dated December 16, 2004 (which report expressed an unqualified opinion and includes an explanatory paragraph relating to the Company’s restatement described in Note 15) appearing in this Annual Report on Form 10-K of Energy West, Incorporated for the year ended June 30, 2005.
DELOITTE & TOUCHE LLP
Salt Lake City, Utah
September 27, 2005

56